UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 28, 2012

PARKWAY PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.

Bank of America Center, Suite 2400, 390 North Orange Avenue, Orlando, FL 32801
(Address of Principal Executive Offices, including zip code)

(407) 650-0593
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

Unsecured Term Loan Agreement
On September 28, 2012, Parkway Properties, Inc., Parkway Properties LP and certain subsidiaries (the "Company") entered into a $125 million unsecured term loan agreement (the "Term Loan") with a consortium of seven banks with KeyBanc Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners; KeyBank National Association as Administrative Agent; Bank of America, N. A. as Syndication Agent; Wells Fargo Bank, National Association as Documentation Agent; and other banks as lenders including KeyBank National Association, Bank of America, N. A., Wells Fargo Bank, National Association, Royal Bank of Canada, PNC Bank, National Association, U. S. Bank National Association, and Trustmark National Bank.

The Term Loan has a maturity date of September 27, 2017, and has an accordion feature that allows for the increase in size of the Term Loan to as much as $250 million.  The interest rate on the Term Loan is based on LIBOR plus 150 to 225 basis points, depending upon overall Company leverage (with the current rate set at 150 basis points).  On September 28, 2012, the Company placed interest rate swaps totaling $125 million associated with the Term Loan that expire September 27, 2017, locking LIBOR at 0.699%, for an initial effective interest rate of 2.199%.  Parkway Properties LP is the borrower under the Term Loan, with Parkway Properties, Inc. and certain subsidiaries acting as guarantors.  The Term Loan will have substantially the same operating and financial covenants as required by the Company's current unsecured revolving credit facility.

The Term Loan is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Term Loan is qualified in its entirety by reference to Exhibit 10.1.

Second Amendment to Credit Agreement
On September 28, 2012, the Company and certain of its subsidiaries entered into a Second Amendment (the "Second Amendment"), to the Amended and Restated Credit Agreement, dated as of March 30, 2012 (the "Credit Agreement"), for its $190 million senior unsecured revolving credit facility with a consortium of eight banks with Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Joint Lead Arrangers and Joint Book Runners; Wells Fargo Bank, National Association as Administrative Agent; Bank of America, N. A. as Syndication Agent; PNC Bank, National Association, Royal Bank of Canada and KeyBank National Association as Documentation Agents; and other banks as participants, including JPMorgan Chase Bank, N. A., Trustmark National Bank and Seaside National Bank and Trust.

The Second Amendment extends the period during which the Company may value newly acquired assets at book value for purposes of determining total asset value for certain financial covenants from the four fiscal quarters most recently ended to the eight fiscal quarters most recently ended.  In addition, the Second Amendment makes certain changes to reflect the execution of the Term Loan and the conversion of the Company's Series E Convertible Cumulative Redeemable Preferred Stock.

The Second Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Second Amendment is qualified in its entirety by reference to Exhibit 10.2.

ITEM 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

ITEM 9.01.                          Financial Statements and Exhibits

(d)            Exhibits.

10.1      Term Loan Agreement by and among Parkway Properties LP, a Delaware limited partnership; Parkway Properties, Inc., a Maryland corporation; with KeyBanc Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Joint Lead Arrangers and Joint Bookrunners; KeyBank National Association as Administrative Agent; Bank of America, N. A. as Syndication Agent; Wells Fargo Bank, National Association as Documentation Agent; and the Lenders dated September 28, 2012.
10.2            Second Amendment to Amended and Restated Credit Agreement by and among Parkway Properties LP, a Delaware limited partnership; Parkway Properties, Inc., a Maryland corporation; with Wells Fargo Bank, National Association, as Administrative Agent; and the Lenders dated September 28, 2012.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:            October 1, 2012
  PARKWAY PROPERTIES, INC.
  By: /s/ Mandy M. Pope
                                            Mandy M. Pope
                                            Executive Vice President and Chief
                                          Accounting Officer